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                               EXHIBIT 5.5
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INTERNAL REVENUE SERVICE                           DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 2508
CINCINNATI, OH 45201

                                      Employer Identification Number:
Date:  MAR 26 1998                       86-0766626
                                      DLN:
PEABODY WESTERN COAL COMPANY             17007245072007
C/O LLEWELLYN SALE III                Person to Contact:
BRYAN CAVE LLP                           MARGARET M. SAITO
211 NORTH BROADWAY SUITE 3600         Contact Telephone Number:
ST LOUIS, MO 63102                       (213) 725-2531
                                      Plan Name:
                                       PEABODY WESTERN-UMWA 401(K) PLAN

                                      Plan Number: 001


Dear Applicant:

   We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

   Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

   The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

   This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

   This determination letter is applicable for the amendment(s) adopted on July 25, 1997.

   This determination letter is applicable for the plan adopted on August
1, 1996.

   This plan satisfies the minimum coverage and nondiscrimination requirements of sections 410(b) and 401(a)(4) of the Code because the plan benefits only collectively bargained employees or employees treated as collectively bargained employees.

   This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

   Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).



                                                         Letter 835 (DO/CG)

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                                  -2-

PEABODY WESTERN COAL COMPANY


   The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

   We have sent a copy of this letter to your representative as indicated in the power of attorney.

   If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                 Sincerely yours,

                                 /s/

                                 District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans
Addendum




                                                         Letter 835 (DO/CG)


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                                 -3-

PEABODY WESTERN COAL COMPANY



This plan also satisfies the requirements of Code section 401(k).










                                                         Letter 835 (DO/CG)